Exhibit 99.1

CABOT MICROELECTRONICS CORPORATION ANNOUNCES
ACQUISITION OF SURFACE FINISHES CO., INC.

AURORA, Illinois - October 6, 2005 - Cabot Microelectronics Corporation (NASDAQ: CCMP), the leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, announced today that it has purchased the assets of Surface Finishes Co., Inc., a privately-held pioneer in precision machining techniques at the sub-nanometer level. This acquisition is designed to accelerate Cabot Microelectronics’ Engineered Surface Finishes (ESF) initiative, by which the company seeks to leverage its expertise in CMP formulation and polishing techniques for the semiconductor industry to address other areas where shaping, enabling and enhancing the performance of surfaces is critical.

“We are the world’s leading CMP slurry provider, with a global team of scientists and engineers that we believe has unparalleled technical expertise in using chemistry and nano-abrasive particles to modify surfaces at the atomic level,” stated William P. Noglows, chairman and chief executive officer of Cabot Microelectronics. “We believe we can leverage our experience in the semiconductor and data storage industries to improve productivity and ultimate surface performance for other technically demanding applications that are synergistic to our core CMP slurry business. Our acquisition today of Surface Finishes, with its demonstrated leadership in precision finishing of materials and surfaces with extremely demanding geometries, represents an important step in our pursuit of this strategy. We believe our combined proprietary knowledge and skills will produce a unique ability to add value to many fine-finish polishing applications. We will continue to develop our core CMP business and work closely with our existing customers to meet their needs. However, we look forward to integrating Surface Finishes’ capabilities and pursuing other similar opportunities to complement our expanding engineered surface finishes efforts, enabled by the flexibility provided by our strong balance sheet and cash flow.”

“We are excited about a future made possible by joining resources with Cabot Microelectronics,” stated Mark Drzewiecki, president and owner of Surface Finishes. “Surface Finishes has a long history of providing groundbreaking solutions for customer applications. By melding our expertise in precision finishing with Cabot Microelectronics’ expertise in atomic-scale surface modification, we believe we can provide even greater value to our customers.”

About Cabot Microelectronics

Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the leading supplier of CMP slurries for polishing various materials used in semiconductor manufacturing processes. The company’s products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Barbara Ven Horst, director of investor relations, at (630) 375-6631. Additional information about the company’s Engineered Surface Finishes initiative can be found at www.ensurfin.com.

About Surface Finishes

Surface Finishes Co., Inc., based in Addison, Illinois, provides sub-nanometer level tolerances on prototype or production components such as mirrors for optical imaging and scanning, air bearings, optical disc molds, large area reference surfaces and custom gauging. Since 1949, Surface Finishes has pioneered precision machining techniques specializing in flat, cylindrical, perpendicular and parallel surfaces with extremely demanding geometries.

Safe Harbor Statement

Included in this news release are statements that constitute “forward-looking” statements within the meaning of federal securities regulations. These forward-looking statements include statements related to future sales, future benefits of the ESF initiative, company and industry growth and trends, growth of the markets in which the company participates, new product introductions and development of new products, technologies and markets, or the acquisition of or investment in other entities by Cabot Microelectronics. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. In particular, see “Risks Relating to our Business” in Management’s Discussion and Analysis in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005, and the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, filed with the SEC. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.